INVESTMENT ADVISORY AGREEMENT

  THIS AGREEMENT is made this 28th day of February, 1997, in Atlanta, Georgia, by and between INVESCO FUNDS GROUP, INC. ("INVESCO"), a Delaware corporation, and INVESCO Value Trust, an unincorporated business trust under the laws of the Commonwealth of Massachusetts (the "Trust").

                                 WITNESSETH:

  WHEREAS, the Trust is an unincorporated business trust under the laws of the Commonwealth of Massachusetts; and

  WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and has one class of shares (the "Shares"), which is divided into two or more series, each representing an interest in a separate portfolio of investments (such series initially being the INVESCO Value Equity Fund, INVESCO Total Return Fund, and INVESCO Intermediate Government Bond Fund (collectively, the "Funds")); and

  WHEREAS, the Trust desires that INVESCO manage its investment operations and INVESCO desires to manage said operations;

  NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

  1. Investment Management Services. INVESCO hereby agrees to manage the investment operations of the Funds in the Trust, subject to the supervision of the Trust's trustees (the "Trustees"). Unless performance of these services is the subject of a separate Administrative Service Agreement between the Trust and INVESCO or an affiliate thereof, INVESCO agrees to perform, or arrange for the performance of, the following specific services for the Trust and each Fund:

     (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, by the Trust and by each Fund of the Trust;

     (b) to maintain a continuous investment program for the Trust and each Fund of the Trust, consistent with (i) the Fund's and Trust's investment policies as set forth in the Trust's Declaration of Trust, By-laws, Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Trust or of any Series of the Trust, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

     (c) to determine what securities are to be purchased or sold for the Trust and for each Fund, unless otherwise directed by the Trustees of the Trust, and to execute transactions accordingly;

     (d) to provide to the Trust and to each Fund the benefit of all of the investment analyses and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of INVESCO;



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     (e) to  determine  what  portion  of each of the  Trust's  Funds  should be
   invested  in  common  stocks,   preferred  stocks,   Government  obligations,
   commercial paper,  certificates of deposit,  bankers'  acceptances,  variable
   amount  notes,   corporate  debt   obligations,   and  any  other  authorized
   securities;

     (f) to make recommendations as to the manner in which voting rights, rights to consent to Trust action and any other rights pertaining to each Fund's portfolio securities shall be exercised; and

     (g) to calculate the net asset value of each of the Funds of the Trust, as applicable, as required by the 1940 Act, subject to such procedures as may be established from time to time by the Trust's Trustees, based upon the information provided to INVESCO or by the custodian, co-custodian or sub-custodian of the Trust's assets (the "Custodian") or such other source as designated by the Trustees from time to time.

  With respect to execution of transactions for the Trust and for each Fund, INVESCO shall place, or arrange for the placement of, all orders for the purchase or sale of portfolio securities with brokers or dealers selected by INVESCO. In connection with the selection of such brokers or dealers and the placing of such orders, INVESCO is directed at all times to obtain for the Trust and for each Fund the most favorable execution and price; after fulfilling this primary requirement of obtaining the most favorable execution and price, INVESCO is hereby expressly authorized to consider as secondary factor in selecting brokers or dealers with which such orders may be placed whether such firms furnish statistical, research and other information or services to INVESCO. Receipt by INVESCO of any such statistical or other information and services should not be deemed to give rise to any requirement for adjustment of the advisory fee payable pursuant to paragraph 3 hereof. INVESCO may follow a policy of considering sales of shares of the Funds of the Trust as a factor in the selection of broker/dealers to execute portfolio transactions, subject to the requirements of best execution discussed above.

  INVESCO shall for all purposes herein provided be deemed to be an independent contractor.

  2. Allocation of Costs and Expenses. INVESCO shall reimburse the Trust monthly for any salaries paid by the Trust to officers, Trustees and full-time employees of the Trust who also are officers, general partners or employees of INVESCO or its affiliates. Unless such services are the subject of a separate Administrative Service Agreement between the Trust and INVESCO or an affiliate thereof, at the Trust's request, INVESCO will furnish to the Trust, at the expense of INVESCO, such competent executive, statistical, administrative, internal accounting and clerical services as may be required in the judgment of the Trustees of the Trust. These services will include, among other things, the maintenance (but not preparation) of the Trust's and Fund's, as applicable, accounts and records, and the preparation (apart from legal and accounting costs) of all requisite corporate documents such as tax returns and reports to the Securities and Exchange Commission and Trust shareholders. INVESCO also will furnish, at INVESCO's expense, such office space, equipment and facilities as may be reasonably requested by the Trust from time to time.



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  Except to the extent  expressly  assumed  by INVESCO  herein and except to the extent required by law to be paid by INVESCO, the Trust shall pay all cost and expenses in connection with its operations and organization. Without limiting the generality of the foregoing, such costs and expenses payable by the Trust include the following:

     (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Trust or any Fund in connection with securities transactions to which the Trust or any Fund is a party or in connection with securities owned by the Trust or any Fund;

     (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Trust or for any Fund;

     (c) the interest on indebtedness, if any, incurred by the Trust or any Fund;

     (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Trust or any Fund to federal, state, county, city, or other governmental agents;

     (e) the fees and expenses involved in maintaining the registration and qualification of the Trust and its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements, including the preparation and printing of prospectuses and statements of additional information;

     (f) the compensation and expenses of its Trustees;

     (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Trust's shareholders, as well as all expenses of shareholders' meetings and Trustees' meetings;

     (h) all costs, fees or other expenses arising in connection with the organization and filing of the Trust's Declaration of Trust, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Trust's operations by any other federal or state authority;

     (i) the expenses of repurchasing and redeeming shares of the Trust;

     (j) insurance premiums;

     (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interest of the Trust;



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     (l) extraordinary expenses, including fees and disbursements of counsel, in connection with litigation by or against the Trust or any Fund;

     (m) premiums for the fidelity bond maintained by the Trust pursuant to
   Section 17(g) of the 1940 Act and rules promulgated thereunder; and

     (n) association and institute dues.

  3. Compensation of INVESCO. For the services to be rendered and the charges and expenses to be assumed by INVESCO hereunder, the Trust shall pay to INVESCO an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each Fund of the Trust, as determined by valuations made in accordance with the Trust's procedures for calculating each Fund's net asset value. On an annual basis, the advisory fee applicable to each of the Funds shall be as follows:

     (a) INVESCO Value Equity Fund: 0.75% of the average net asset value of net assets up to $500 million; 0.65% of the average net asset value for net assets in excess of $500 million but not more than $1 billion; and 0.50% of the average net asset value for net assets in excess of $1 billion;

     (b) INVESCO Total Return Fund: 0.75% of the average net asset value of net assets up to $500 million; 0.65% of the average net asset value for net assets in excess of $500 million but not more than $1 billion; and 0.50% of the average net asset value for net assets in excess of $1 billion; and

     (c) INVESCO Intermediate Government Bond Fund: 0.60% of the average net asset value of net assets up to $500 million; 0.50% of the average net asset value of net assets in excess of $500 million but not more than $1 billion; and 0.40% of the average net asset value of net assets in excess of $1 billion.

  However, no such fee shall be paid to INVESCO with respect to any assets of the Trust or of any Fund which may be invested in any other investment company for which INVESCO serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

  If, in any given year, the sum of the Fund's expenses exceeds the most restrictive state imposed annual expense limitation, INVESCO will be required to reimburse such Fund for such excess expenses promptly. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by the Trust or particular Fund in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.



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  4. Avoidance of Inconsistent Positions and Compliance with Laws. In connection with purchase or sales of securities for the investment portfolio of the Trust or of any of the Funds, neither INVESCO nor its officers or employees will act as a principal or agent for any party other than the Trust or applicable Fund or receive any commissions. INVESCO will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

  5. Duration and Termination. This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of each applicable Fund of the Trust, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of each applicable Fund of the Trust or by the Trustees of the Trust, and (ii) by a majority of the Trustees of the Trust who are not interested persons of INVESCO or the Trust by votes cast in person at a meeting called for the purpose of voting on such approval.

  This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust or of the applicable Fund, as the case may be, or by INVESCO. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 5, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

  INVESCO agrees to furnish to the Trustees of the Trust such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

  Termination of this Agreement shall not affect the right of INVESCO to receive payments on any unpaid balance of the compensation described in paragraph 3 earned prior to such termination.

  6. Non-Exclusive Services. INVESCO shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Trust or any Fund of the Trust. INVESCO may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Trust or any Fund in order to obtain best execution and lower brokerage commissions. In such event, INVESCO shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligation to the Trust, any applicable Fund and INVESCO's other customers.



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  7.  Liability.  INVESCO shall have no liability to the Trust or any Fund or to the Trust's shareholders or creditors, for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission, in the performance of its obligations to the Trust or any applicable Funds not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

  8. Miscellaneous Provisions.

  Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

  Amendments Hereof. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Trust and INVESCO, and no material amendment of this Agreement shall be effective unless approved by the vote of a majority of the outstanding voting securities of any Fund as to which such amendment is applicable; provided, however, that this paragraph shall not prevent any immaterial amendment(s) to this Agreement, which amendment(s) may be made without shareholder approval, if such amendment(s) are made with the approval of (1) the Trustees and (2) a majority of the Trustees of the Trust who are not interested persons of INVESCO or the Trust.

  Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

  Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

  Application of Colorado Law. This Agreement and the application and interpretation hereof shall be governed exclusively by the laws of the State of Colorado.

  9. Trustee and Shareholder Liability.

  INVESCO EXPRESSLY AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OR IN LAW, THAT IT WILL LOOK SOLELY TO THE ASSETS OF THE TRUST FOR ANY OBLIGATIONS OF THE TRUST HEREUNDER AND NOTHING HEREIN SHALL BE CONSTRUED TO CREATE ANY PERSONAL LIABILITY OF ANY TRUSTEE OR ANY SHAREHOLDER OF THE TRUST. INVESCO EXPRESSLY ACKNOWLEDGES THAT THE DECLARATION OF TRUST ESTABLISHING THE INVESCO VALUE TRUST, DATED JULY 9, 1987, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME INVESCO



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VALUE  TRUST  REFERS TO THE  TRUSTEES  UNDER  THE  DECLARATION  COLLECTIVELY  AS
TRUSTEES, BUT NOT AS INDIVIDUALS OR PERSONALLY; AND NO TRUSTEE, SHAREHOLDER, OFFICER, EMPLOYEE OR AGENT OF INVESCO VALUE TRUST SHALL BE HELD TO ANY PERSONAL
LIABILITY,   NOR  SHALL  RESORT  BE  HAD  TO  THEIR  PRIVATE  PROPERTY  FOR  THE
SATISFACTION OF ANY OBLIGATION OR CLAIM OR OTHERWISE, IN CONNECTION WITH THE AFFAIRS OF SAID INVESCO VALUE TRUST, BUT THE "TRUST PROPERTY" (AS DEFINED IN THE DECLARATION) ONLY SHALL BE LIABLE.

  IN WITNESS WHEREOF, INVESCO and the Trust each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, the day and year first above written.

                                         INVESCO FUNDS GROUP, INC.



                                         By: /s/ Ronald L. Grooms
                                             ---------------------
                                             Senior Vice President

ATTEST:

/s/ Glen A. Payne
------------------
    Secretary

                                         INVESCO VALUE TRUST


                                         By: /s/ Dan J. Hesser
                                             ---------------------
                                             President

ATTEST:

/s/ Glen A. Payne
-----------------
    Secretary